United States Heating Oil Fund, LP	Exhibit 99.1
Monthly Account Statement
For the Month Ended March 31, 2009

Statement of Income (Loss)

Income
Realized Trading Gain (Loss)	$(67,410)
Unrealized Gain (Loss) on Market Value of Futures	220,727
Interest Income	986
ETF Transaction Fees	1,000
Total Income (Loss)	$155,303

Expenses
Investment Advisory Fee	$2,056
Brokerage Commissions	807
NYMEX License Fee	85
Non-interested Directors' Fees and Expenses	34
Prepaid Insurance Expense	4
Other Expenses	8,525
Total Expenses	11,511
Expense Waiver	(8,011)
Net Expenses	$3,500
Net Gain (Loss)	$151,803

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 3/1/09	$3,892,832
Additions (100,000 Units)	2,186,790
Net Gain (Loss)	151,803

Net Asset Value End of Period	$6,231,425
Net Asset Value Per Unit (300,000 Units)	$20.77

To the Limited Partners of United States Heating Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended March 31, 2009 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Heating Oil Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502